Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Current Report on
Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on June 23, 2021. Unless the context otherwise requires, the “registrant” and the “Company” refer to Fortress Value Acquisition Corp. II prior to the Closing and to the combined company and its subsidiaries following the Closing, “ATI” refers to the business of Wilco Holdco, Inc. and its subsidiaries prior to the Closing, and “FAII” refers to Fortress Value Acquisition Corp. II prior to the Closing.

The following unaudited pro forma condensed combined financial information present the combination of the financial information of FAII and ATI adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of FAII and the historical balance sheet of ATI, on a pro forma basis as if the Business Combination, summarized below, had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020, combines the historical statements of operations of FAII and ATI for such periods, on a pro forma basis as if the Business Combination, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented, giving effect to:

•	the reverse recapitalization between FAII and the ATI; and

•	the issuance and sale of 30,000,000 shares of Class A Stock at a purchase price of $10.00 per share and an aggregate purchase price of $300.0 million pursuant to the PIPE Investment.

The unaudited pro forma condensed combined financial statements were derived as described below and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical unaudited financial statements of ATI as of and for the three months ended March 31, 2021 and the related notes, which are incorporated by reference;

•	the historical audited financial statements of ATI for the year ended December 31, 2020 and the related notes, which is incorporated by reference;

•	the historical unaudited financial statements of FAII as of and for the three months ended March 31, 2021 and the related notes, which are incorporated by reference;

•	the historical audited financial statements of FAII for the period from June 10, 2020 (inception) to December 31, 2020, (As Restated) and the related notes, which is incorporated by reference; and

•

other information relating to FAII and ATI contained in the Proxy Statement, including the Merger Agreement and the description of certain terms thereof set forth in the section entitled “The Business Combination”.

Pursuant to FAII’s existing charter, public stockholders were offered the opportunity to redeem, upon the closing of the Business Combination, shares of Class A Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account. The unaudited pro forma condensed combined financial statements reflect the actual redemption of 8,987,746 shares of Class A Stock at $10.00 per share.

Description of the Business Combination

The aggregate merger consideration received by ATI stockholders in connection with the Business Combination is $1.5 billion, of which $59.0 million constitutes cash consideration payable to the holders of ATI preferred stock, and the remaining amount of merger consideration constitutes Class A Stock valued at $10.00 per share to ATI stockholders. Additionally, ATI’s stockholders will be entitled to receive Earnout Shares up to an aggregate of 15,000,000 shares of Class A Stock if the price of Class A Stock trading on the NYSE exceeds certain market share price milestones during the ten-year period following the closing of the Business Combination.

The Company also obtained PIPE Investment commitments from certain investors for a private placement of 30,000,000 shares of Class A Stock pursuant to the terms of the Subscription Agreements for an aggregate purchase price equal to $300.0 million.

In connection with the closing of the Business Combination, 8,625,000 of the Founder Shares converted to unvested shares of Class A Stock and will vest upon achieving certain market share price milestones within a period of ten years post-Business Combination (“Vesting Shares”). These shares are forfeited if the set milestones are not reached.

The following summarizes the pro forma Class A Stock shares outstanding, excluding the potential dilutive effect of the Earnout Shares, Vesting Shares, exercise of public warrants and Private Placement Warrants and the shares underlying the equity awards to be granted pursuant to the terms of the New Employment Agreements:

	Shares Outstanding	%
FAII public stockholders	25,512,254	12.8%
ATI Shareholders	143,145,282	72.1%
PIPE Investment	30,000,000	15.1%

Pro Forma Class A Stock at March 31, 2021	198,657,536	100%

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

(in thousands)

	Historical
	Fortress Value Acquisition Corp. II	Wilco Holdco, Inc.	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$163	$97,677	$345,007	(A)	$92,228
			300,000	(B)
			(12,075)	(C)
			(448,047)	(D)
			(27,872)	(E)
			(13,747)	(F)
			(59,000)	(I)
			(89,878)	(N)
Accounts receivable	—	94,684	—		94,684
Prepaid expenses	348	—	(348)	(M)	—
Other current assets	—	11,236	(3,953)	(E)	7,631
			348	(M)

Total Current Assets	511	203,597	(9,565)		194,543
Investments held in Trust Account	345,007	—	(345,007)	(A)	—
Property and equipment, net	—	134,452	—		134,452
Operating lease right-of-use assets	—	255,336	—		255,336
Goodwill	—	1,330,085	—		1,330,085
Trade name and other intangible assets, net	—	644,934	—		644,934
Other non-current assets	—	1,784	—		1,784

Total Assets	$345,518	$2,570,188	$(354,572)		$2,561,134

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$—	$12,359	$—		$12,359
Accounts payable and accrued expenses	5,509	—	(5,509)	(F)	—
Franchise tax payable	49	—	(45)	(F)	—
			(4)	(M)
Accrued expenses and other liabilities	—	71,579	(5,217)	(E)	66,366
			4	(M)
Current portion of operating lease liabilities	—	48,182	—		48,182
Current portion of long-term debt	—	8,167	—		8,167

Total Current Liabilities	5,558	140,287	(10,771)		135,074
Deferred underwriting commissions payable	12,075	—	(12,075)	(C)	—
Warrant liabilities	20,798	—	—		20,798
Long-term debt, net	—	990,370	(442,138)	(D)	548,232
Redeemable preferred stock	—	168,637	(168,637)	(I)	—
Deferred income tax liabilities	—	128,032	—		128,032
Operating lease liabilities	—	250,165	—		250,165
Contingent consideration common shares liability	—	—	78,114	(K)	213,964
			135,850	(L)
Other non-current liabilities	—	11,908	—		11,908

Total Liabilities	38,431	1,689,399	(419,657)		1,308,173

Commitments and contingencies
Class A common stock subject to possible redemption	302,087	—	(302,087)	(G)	—
Stockholders’ Equity:
Common stock	—	9	(9)	(J)	—
Class A common stock	—	—	3	(B)	19
			3	(G)
			1	(I)
			13	(J)
			(1)	(N)
Class F common stock	1	—	(1)	(K)	—
Additional paid-in capital	10,808	955,236	299,997	(B)	1,358,228
			(20,503)	(E)
			302,084	(G)
			(14,002)	(H)
			128,452	(I)
			(4)	(J)
			(78,113)	(K)
			(135,850)	(L)
			(89,877)	(N)
Accumulated other comprehensive loss	—	(1,346)	—		(1,346)
Accumulated deficit	(5,809)	(87,931)	(5,909)	(D)	(118,761)
			(6,105)	(E)
			(8,193)	(F)
			14,002	(H)
			(18,816)	(I)
Non-controlling interests	—	14,821	—		14,821

Total Stockholders’ Equity	5,000	880,789	367,172		1,252,961

Total Liabilities and Stockholders’ Equity	$345,518	$2,570,188	$(354,572)		$2,561,134

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(in thousands, except share and per share data)

	Historical
	Fortress Value Acquisition Corp. II	Wilco Holdco, Inc.	Transaction Accounting Adjustments		Pro Forma Combined
Net patient revenue	$—	$132,271	$—		$132,271
Other revenue	—	16,791	—		16,791

Net operating revenue	—	149,062	—		149,062
Clinic operating costs:
Salaries and related costs	—	80,654	—		80,654
Rent, clinic supplies, contract labor and other	—	43,296	—		43,296
Provision for doubtful accounts	—	7,171	—		7,171

Total clinic operating costs	—	131,121	—		131,121
Selling, general and administrative expenses	—	24,726	219	(FF)	30,240
			5,049	(HH)
			246	(II)
General and administrative expenses	5,000	—	(5,000)	(HH)	—
Franchise tax expense	49	—	(49)	(HH)	—

Operating loss	(5,049)	(6,785)	(465)		(12,299)
Other (income) expense, net	—	153	—		153
Interest (income) expense	(16)	—	16	(AA)	—
Interest expense, net	—	16,087	(8,842)	(CC)	7,245
Interest expense on redeemable preferred stock	—	5,308	(5,308)	(BB)	—
Decrease in fair value of warrant liabilities	12,836	—	—		12,836

Income (loss) before taxes	7,803	(28,333)	13,669		(6,861)
Income tax expense (benefit)	—	(10,515)	3,828	(GG)	(6,687)

Net (loss) income	7,803	(17,818)	9,841		(174)

Net income attributable to non-controlling interest	—	1,309	—		1,309
Net (loss) income attributable to Company	7,803	(19,127)	9,841		(1,483)

Other comprehensive loss:
Unrealized gain on interest rate swap	—	561	—		561

Comprehensive loss	7,803	(18,566)	9,841		(922)

Weighted average shares outstanding of Class A common stock—basic and diluted	34,500,000				198,657,536
Basic and diluted net income (loss) per share attributable to common shareholders	$—				$(0.00)
Weighted average shares outstanding of Class F common stock	8,625,000
Basic and diluted net loss per share, Class F common stock	$0.90

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	Historical
	Fortress Value Acquisition Corp. II (As Restated)	Wilco Holdco, Inc.	Transaction Accounting Adjustments		Pro Forma Combined
Net patient revenue	$—	$529,585	$—		$529,585
Other revenue	—	62,668	—		62,668

Net operating revenue	—	592,253	—		592,253
Clinic operating costs:
Salaries and related costs	—	306,471	—		306,471
Rent, clinic supplies, contract labor and other	—	166,144	—		166,144
Provision for doubtful accounts	—	16,231	—		16,231

Total clinic operating costs	—	488,846	—		488,846
Selling, general and administrative expenses	—	104,320	1,527	(DD)	120,181
			875	(FF)
			9,647	(HH)
			3,812	(II)
General and administrative expenses	1,496	—	8,039	(EE)	—
			(9,535)	(HH)
Franchise tax expense	112	—	(112)	(HH)	—

Operating loss	(1,608)	(913)	(14,253)		(16,774)
Other (income) expense, net	—	(91,002)	—		(91,002)
Interest (income) expense	(19)	—	19	(AA)	—
Interest expense, net	—	69,291	(31,817)	(CC)	37,474
Interest expense on redeemable preferred stock	—	19,031	(19,031)	(BB)	—
Loss on settlement of redeemable preferred stock	—	—	(18,816)	(BB)	(18,816)
Increase in fair value of warrant liabilities	(7,031)	—	—		(7,031)
Loss on excess of fair value over cash received for Private Placement Warrants	(4,217)	—	—		(4,217)
Offering costs related to warrant liabilities	(775)	—	—		(775)

Income (loss) before taxes	(13,612)	1,767	17,760		5,915
Income tax expense (benefit)	—	2,065	4,973	(GG)	7,038

Net (loss) income	(13,612)	(298)	12,787		(1,123)

Net income attributable to non-controlling interest	—	5,073	—		5,073
Net (loss) income attributable to Company	(13,612)	(5,371)	12,787		(6,196)

Other comprehensive loss:
Unrealized loss on interest rate swap	—	(582)	—		(582)

Comprehensive loss	(13,612)	(5,953)	12,787		(6,778)

Weighted average shares outstanding of Class A common stock—basic and diluted	34,500,000				198,657,536
Basic and diluted net income (loss) per share attributable to common shareholders	$—				$(0.03)
Weighted average shares outstanding of Class F common stock	8,625,000
Basic and diluted net loss per share, Class F common stock	$(1.58)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information has been adjusted to include Transaction Accounting Adjustments, which reflect the application of the accounting required by U.S. GAAP, linking the effects of the Business Combination, described above, to the FAII and ATI historical financial statements (“Transaction Accounting Adjustments”).

The Business Combination has been accounted for as a reverse recapitalization, in accordance with U.S. GAAP. Under this method of accounting, FAII is treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination is treated as the equivalent of ATI issuing stock for the net assets of FAII, accompanied by a recapitalization. The net assets of FAII is stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of ATI.

ATI has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the no redemption and maximum redemption scenarios:

•	ATI stockholders have the greatest voting interest in the combined entity with approximately 72% of the voting interest;

•	ATI’s former executive management makes up all of the management of the Company;

•	ATI’s existing directors and individuals designated by, or representing, ATI stockholders constitute a majority of the initial Company Board following the consummation of the Business Combination;

•	the Company assumes the name “ATI Physical Therapy, Inc.;” and

•	ATI is the larger entity based on assets and revenue. Additionally, ATI has a larger employee base and substantive operations.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Business Combination occurred on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had been completed on January 1, 2020, the beginning of the earliest period presented. All periods are presented on the basis of ATI as the accounting acquirer.

The pro forma adjustments are based on the information currently available and reflect assumptions and estimates underlying the pro forma adjustments as described in the accompanying notes. Additionally, the unaudited pro forma condensed combined financial information is based on preliminary accounting conclusions, which are subject to change. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates and accounting, the final amounts recorded may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that the Company would have achieved had FAII and the ATI been combined during the periods presented in the unaudited pro forma condensed combined financial statements and is not intended to project the future results of operations that the Company may achieve. The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Company.

There were no intercompany balances or transactions between FAII and ATI as of the date and for the periods of this unaudited pro forma condensed combined financial information. Accordingly, no pro forma adjustments were required to eliminate the activities between FAII and ATI.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had FAII and ATI filed consolidated income tax returns during the periods presented.

2. Accounting Policies

Management will perform a comprehensive review of the two entities’ accounting policies. As a result of that review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis, management did not identify any significant differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Certain reclassification adjustments have been made to the unaudited pro forma condensed combined financial information to align FAII and ATI’s financial statement presentation. Such reclassification adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

3. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(A)	Reflects the reclassification of $345.0 million of investments held in the Trust Account that becomes available following the Business Combination.

(B)	Reflects the proceeds of $300.0 million from the issuance and sale of 30,000,000 shares of Class A Stock at $10.00 per share in the PIPE Investment.

(C)	Reflects the settlement of $12.1 million of deferred underwriters’ fees.

(D)

Reflects the application of cash to the partial and full repayments relating to ATI’s first and second lien term loans of $448.0 million with the corresponding adjustment to pro forma long-term debt, net related to the debt payoff offset by the write-off of deferred financing costs and original issue discounts of $5.9 million.

(E)

Represents the payment of the ATI’s acquisition-related transaction costs incurred of approximately $27.9 million as part of the Business Combination. Of ATI’s transaction costs, approximately $20.5 million was capitalized as deferred offering costs, $3.9 million was capitalized in other currents assets and $5.2 million was accrued for as accrued expenses and other liabilities on ATI’s historical balance sheet as of March 31, 2021, and the remaining $6.1 million of transaction costs are not eligible to be capitalized, which has been expensed through accumulated deficit in the unaudited pro forma condensed combined balance sheet.

(F)

Represents the payment of FAII’s acquisition-related transaction costs of approximately $13.7 million as part of the Business Combination. Of the FAII transaction costs, approximately $5.5 million was accrued for as accounts payable and accrued expenses and $0.05 million was accrued for as franchise tax payable on the FAII historical balance sheet and $8.1 million was expensed through accumulated deficit in the unaudited pro forma condensed combined balance sheet.

(G)	Reflects the reclassification of $302.1 million of Class A Stock subject to possible redemption to permanent equity.

(H)	Reflects the elimination of FAII historical accumulated deficit, after recording the transaction costs incurred by FAII as described in note (F).

(I)

Reflects the settlement of the ATI’s redeemable preferred stock in exchange for $59.0 million of cash proceeds and $128.5 million of Class A Stock equal to 12,845,284 shares with a par value of $0.0001. The loss on settlement of redeemable preferred stock of $18.8 million is calculated based on the difference between the value transferred for the ATI’s redeemable preferred stock and its historical book value.

(J)	Reflects the recapitalization of ATI and issuance of 130.3 million of the Class A Stock to ATI stockholders as consideration in the Business Combination.

(K)

Reflects the conversion of 8,625,000 FAII Class F common stock at $0.0001 par value into Vesting Shares. The Vesting Shares is classified as a liability in the unaudited pro forma condensed combined balance sheet and vests upon achieving certain market share price milestones as outlined in the Business Combination Agreement during the earn-out period. The earn-out liability is recognized at their estimated fair values of $78.1 million as of March 31, 2021. Post-Business Combination, this liability will be remeasured to its fair value at the end of each reporting period and subsequent changes in the fair value post-Business Combination will be recognized in the combined company’s statement of operations.

(L)

Represents recognition of 15,000,000 Earnout Shares stipulated under terms of the Business Combination Agreement. The Earnout Shares is classified as a liability in the unaudited pro forma condensed combined balance sheet and becomes issuable upon achieving certain market share price milestones as outlined in the Business Combination Agreement during the earn-out period. The earn-out liability is recognized at their estimated fair values of $135.9 million as of March 31, 2021. Post-Business Combination, this liability will be remeasured to its fair value at the end of each reporting period and subsequent changes in the fair value post-Business Combination will be recognized in the combined company’s statement of operations.

(M)	The following table summarizes reclassification adjustments to the unaudited pro forma condensed combined balance sheet:

FAII Reclassifications	Historical	Reclassification Amount
	(in thousands)
Prepaid expenses (1)	$348	$(348)
Other current assets (1)	—	348
Franchise tax payable (2)	49	(4)
Accrued expenses and other liabilities (2)	—	4

(1)	Reflects the reclassification of $0.3 million of prepaid expenses into $0.3 million of other currents assets.
(2)

Reflects the reclassification of $0.004 million of franchise tax payable into $0.004 million of accrued expenses and other liabilities, after recording the settlement of transaction costs incurred by FAII.

(N)

Represents the actual redemption of 8,987,746 shares of Class A Stock for approximately $89.9 million allocated to Class A Stock and additional paid-in capital using par value of $0.0001 per share and at a redemption price of $10.00 per share.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 are as follows:

(AA)	Reflects elimination of investment (income) expense related to the interest earned on the investment held in the Trust Account.

(BB)

Represents the elimination of the ATI’s redeemable preferred stock’s historical interest expense. Additionally, reflects the recognition of the pro forma loss on settlement of redeemable preferred stock, which is a non-recurring item and is reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations.

(CC)

Reflects the elimination of historical interest expense, including amortization of deferred financing costs and original issue discounts related to the partial and full repayments of the ATI’s first and second lien term loans, respectively. Additionally, reflects the write-off of deferred financing costs and original issue discounts as described in adjustment (D), which is a non-recurring item.

	For the three months ended March 31, 2021	For the year ended December 31, 2020
	(in thousands)
Historical interest expense, including amortization of deferred financing costs and original issue discounts	$(8,842)	$(37,726)
Write-off of deferred financing costs and original issue discounts from adjustment (D)	—	5,909

Total pro forma adjustments to interest expense, net	$(8,842)	$(31,817)

(DD)

Reflects the total portion of ATI transaction costs incurred not eligible for capitalization of $7.3 million. Of this amount, $2.3 million and $3.5 million are already incurred and expensed in ATI’s historical statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively. Transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(EE)

Reflects the total transaction costs incurred by FAII of $13.9 million. Of this amount, $4.8 million and $1.1 million are already incurred and expenses in FAII’s statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively. Transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(FF)

Reflects the increase in compensation expense pertaining to new executed executive employment agreements entered into in connection with the Business Combination which also includes stock-based compensation expense related to time-based incentive awards granted to the executives under these agreements.

(GG)

Reflects the income tax effect of pro forma adjustments using the estimated blended tax rate of 28.0%, compromised of the federal statutory corporate tax rate of 21.0% and the blended state statutory tax rate of 7%.

(HH)	The following table summarizes reclassification adjustments to the unaudited pro forma condensed combined statements of operations:

FAII Reclassifications - For the three months ended March 31, 2021	Historical	Transaction Accounting Adjustment	Reclassification Amount
	(in thousands)
Selling, general and administrative expenses (1)	$—	$—	$5,049
General and administrative expenses (1)	5,000	—	(5,000)
Franchise tax expense (1)	49	—	(49)

(1)	Reflects the reclassification of $5.0 million in general and administrative expenses and $0.05 million in franchise tax expense into $5.05 million of selling, general and administrative expense.

FAII Reclassifications - For the year ended December 31, 2020	Historical	Transaction Accounting Adjustment	Reclassification Amount
	(in thousands)
Selling, general and administrative expenses (1)	$—	$—	$9,647
General and administrative expenses (1)	1,496	8,039	(9,535)
Franchise tax expense (1)	112	—	(112)

(1)

Reflects the reclassification of $9.5 million in general and administrative expenses and $0.1 million in franchise tax expense into $9.6 million of selling, general and administrative expense, after recording the transaction costs incurred by FAII.

(II)

Reflects the compensation expense related to the vesting of certain ATI incentive common units, with such vesting being triggered by the Business Combination, a portion of which is non-recurring. These costs are reflected as incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations.

4.	Net Loss Per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire periods presented. For shares redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

The unaudited pro forma condensed combined financial information has been prepared for the three months ended March 31, 2021 and the year ended December 31, 2020:

	For the three months ended March 31, 2021	For the year ended December 31, 2020
Pro forma net loss (in thousands)	$(922)	$(6,778)
Weighted average shares outstanding of Class A Stock (1)(2)	198,657,536	198,657,536
Basic and diluted net loss per share - Class A Stock	$(0.00)	$(0.03)

(1)

The public warrants and Private Placement Warrants are exercisable at $11.50 per share which does not exceed the current market price of Class A Stock and the approximate per share redemption price, as of June 23, 2021. Additionally, including these warrants would result in anti-dilution, and thus they’ve been excluded from the calculation of diluted loss per share.

(2)

The 8,625,000 Vesting Shares and 15,000,000 Earnout Shares are excluded from the earnings per share calculation as these are not deemed to be participating securities, and further would be anti-dilutive.